Exhibit 99.1

Synthetic Biologics Reports on NYSE American Noncompliance Notice and Compliance Plan

For Immediate Release

Rockville, MD, March 7, 2018 – Synthetic Biologics, Inc. (NYSE American: SYN), a late-stage clinical company developing therapeutics designed to preserve the microbiome to protect and restore the health of patients, today announced it has received written communication from NYSE American LLC (the “Exchange”), the Company’s current listing exchange, stating that it is not in compliance with certain continued listing standards as set forth in the NYSE American Company Guide.

In order to maintain its listing, the Company intends to submit a plan of compliance by April 3, 2018 addressing how it intends to regain compliance with certain Exchange continued listing standards by September 2, 2019. If the plan is accepted, the Company may be able to continue its listing but will be subject to periodic reviews by the Exchange. The Company is pursuing options to address the Exchange’s notification and intends to submit a plan of compliance on or before the deadline set forth by the Exchange.

Based on the Company’s annual report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission (SEC) on February 22, 2018, the Company is below compliance with Part 10, Section 1003 of the NYSE American Company Guide since it reported stockholders’ (deficit) equity of $(1.5) million and net losses in five of its most recent fiscal years as of December 31, 2017. In accordance with Section 610(b) of the NYSE American Company Guide, and as previously disclosed in its annual report on Form 10-K for the year ended December 31, 2017, the Company’s audited financial statements contained a going concern explanatory paragraph in the audit opinion from its independent registered public accounting firm.

The NYSE American notification does not affect the Company’s business operations or the listing of the Company’s shares on the Exchange, and does not represent any change or amendment to the Company’s consolidated financial statements or to its annual report on Form 10-K for the year ended December 31, 2017.

About Synthetic Biologics, Inc.

Synthetic Biologics, Inc. (NYSE American: SYN) is a late-stage clinical company developing therapeutics that preserve the microbiome to protect and restore the health of patients. The Company’s lead candidates poised for Phase 3 development are: (1) SYN-004 (ribaxamase) which is designed to protect the gut microbiome from the effects of certain commonly used intravenous (IV) beta-lactam antibiotics for the prevention of C. difficile infection (CDI), overgrowth of pathogenic organisms and the emergence of antimicrobial resistance (AMR), and (2) SYN-010 which is intended to reduce the impact of methane producing organisms in the gut microbiome to treat an underlying cause of irritable bowel syndrome with constipation (IBS-C). The Company’s preclinical pursuits include an oral formulation of the enzyme intestinal alkaline phosphatase (IAP) to treat both local GI and systemic diseases as well as monoclonal antibody therapies for the prevention and treatment of pertussis, and novel discovery stage biotherapeutics for the treatment of phenylketonuria (PKU). For more information, please visit Synthetic Biologics’ website at www.syntheticbiologics.com.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, and include statements regarding Synthetic Biologics’ intended submission of a plan by the April 3, 2018 deadline that will be acceptable to the Exchange and the potential benefits of SYN-004 and SYN-010. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, Synthetic Biologics’ ability to submit a plan by the April 3, 2018 deadline that will be acceptable to the Exchange, Synthetic Biologics’ ability to regain compliance with the continued listing standards by September 2, 2019, Synthetic Biologics’ ability to comply with other continued listing requirements of the NYSE American, a failure to receive the necessary regulatory approvals for commercialization of Synthetic Biologics’ therapeutics, a failure of Synthetic Biologics’ clinical trials, and those conducted by investigators, for SYN-004 and SYN-010 to be commenced or completed on time or to achieve desired results and benefits, a failure of Synthetic Biologics’ clinical trials to continue enrollment as expected or receive anticipated funding, a failure of Synthetic Biologics to successfully develop, market or sell its products, Synthetic Biologics’ inability to maintain its material licensing agreements, or a failure by Synthetic Biologics or its strategic partners to successfully commercialize products and other factors described in Synthetic Biologics’ most recent Form 10-K and its other filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Synthetic Biologics, Inc. (Corporate and Investors)

Vincent I. Perrone, Director Corporate Communication, (240) 660-2000, info@syntheticbiologics.com

Feinstein Kean Healthcare (Media)

Gregory Kelley, Senior Vice President, (404) 836-2302, gregory.kelley@fkhealth.com

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